SUB-ITEM 77Q3

AIM TRIMARK SMALL COMPANIES FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 4/30/2008
FILE NUMBER 811-05426
SERIES NO.: 18


72DD. 1. Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                               2,563
      2. Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                                  24
         Class C                                                  98
         Class R                                                  54
         Institutional Class                                   1,458


73A.  Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1. Dividends from net investment income
         Class A                                              0.0922
      2. Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                              0.0132
         Class C                                              0.0132
         Class R                                              0.0666
         Institutional Class                                  0.1370


74U.  1  Number of shares outstanding (000's Omitted)
         Class A                                              28,027
      2 Number of shares outstanding for a second class of open-end company shares (000's Omitted)
         Class B                                               1,713
         Class C                                               7,957
         Class R                                               1,382
         Institutional Class                                  14,786


74V.  1  Net asset value per share (to nearest cent)
         Class A                                              $12.72
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
         Class B                                              $12.36
         Class C                                              $12.35
         Class R                                              $12.62
         Institutional Class                                  $12.95